UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 29, 2013 (April 26, 2013)

RENT-A-CENTER, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25370 (Commission File Number)	45-0491516 (IRS Employer Identification No.)

5501 Headquarters Drive

Plano, Texas  75024

(Address of principal executive offices and zip code)

(972) 801-1100

(Registrant’s telephone
number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b)).

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 7.01   Regulation FD Disclosure.

On April 26, 2013, Rent-A-Center, Inc. (the “Company”) issued a press release announcing that its board of directors increased the authorization for stock repurchases under the Company’s common stock repurchase plan from $1 billion to $1.25 billion. Under the Company’s common stock repurchase plan, shares may, from time to time, be repurchased in the open market or in privately negotiated transactions at amounts considered appropriate by the Company. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished in this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, unless the Company specifically states that the information is considered to be “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

99.1	Press Release issued on April 26, 2013 by Rent-A-Center, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.

Date: April 29, 2013	By:	/s/ Robert D. Davis
Robert D. Davis
Executive Vice President–Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued on April 26, 2013 by Rent-A-Center, Inc.